Exhibit 99.1

     Ultratech Announces Fourth Quarter and Year End 2006 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--Feb. 1, 2007--Ultratech, Inc. (NasdaqGM: UTEK), today announced unaudited results for the three-month and one year periods ended December 31, 2006.

    For the fourth quarter of fiscal 2006, Ultratech reported net sales of $24.7 million, as compared to $35.2 million during the fourth quarter of fiscal 2005. Ultratech's net loss for the fourth quarter of 2006 was $6.8 million, or $0.29 per share, as compared to net income, before the cumulative effect of a change in accounting principle, of $2.5 million, or $0.10 per share (diluted), for the same quarter last year. Including the cumulative effect of the change in accounting principle for the adoption of FIN No. 47, "Accounting for Conditional Asset Retirement Obligations," net income for the fourth quarter of 2005 was $1.4 million, or $0.06 per share (diluted).

    Ultratech's net sales for the year ended December 31, 2006 were $119.6 million, as compared to $122.4 million for fiscal 2005. Ultratech posted a net loss for the year ended December 31, 2006 of $9.0 million, or $0.38 per share, as compared with a net loss, before the cumulative effect of a change in accounting principle, of $1.2 million or $0.05 per share in fiscal 2005. Including the cumulative effect of the adoption of FIN No. 47, the net loss for the year ended fiscal 2005 was $2.3 million, or $0.10 per share.

    Arthur W. Zafiropoulo, President and Chief Executive Officer stated, "During the fourth quarter, the company reassessed the business environment and took necessary cost-cutting steps in the face of continued weakness in our served markets. We have reduced our headcount by approximately 10% and closed non-strategic sales and service locations which will result in lower overall fixed costs. The weakness in our served markets and these initiatives impacted the fourth quarter results and had a negative impact on cash flow."

    "Overall in 2006, Ultratech achieved milestones in the laser processing area with 16 of the top 17 logic manufacturers engaged with our LSA products for 65nm production and 45nm development," Zafiropoulo continued. "In the advanced packaging area, we won a significant contract from a major integrated device manufacturer (IDM) for its 45nm and 32nm bump packaging requirements with shipments beginning during the second half of 2007. We continue to maintain our large market share in this area, by offering high economic value and operational flexibility to our customers."

    "Entering 2007, Ultratech remains focused on driving improvement in performance through both continued cost discipline and operational management, while at the same time providing our strategic customers with market leading solutions that offer advantages in both technology and cost-efficiency in our served markets," concluded Zafiropoulo.

    At December 31, 2006, Ultratech had $126 million in cash, cash equivalents, short-term investments and long-term investments. Working capital was $105 million and stockholders' equity was $7.51 per share based on 23,218,722 total shares outstanding on December 31, 2006.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, February 1, 2007. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com. If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, February 3, 2007. You may access the telephone replay by dialing 1-888-203-1112 for domestic callers, 1-719-457-0820 for international callers and entering access code:
6463355

    Profile

    Ultratech, Inc. (NasdaqGM:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to integration of Oraxion's technology and products with our technology and products and market acceptance thereof; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; changes in accounting policies or interpretations of such policies; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

                          - Tables to Follow-

                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                               Dec. 31,      Dec. 31,
 (In thousands )                                2006           2005(a)
 ---------------------------------------------------------------------
 ASSETS                                        (Unaudited)

 Current assets:
 ---------------------------------------
      Cash, cash equivalents, and
        short-term investments                    $78,090    $141,067
      Accounts receivable                          18,054      19,110
      Inventories                                  40,988      28,969
      Prepaid expenses and other
        current assets                              2,181       1,589
 ---------------------------------------------------------------------
 Total current assets                             139,313     190,735

 Long-term investments                             48,328           -

 Equipment and leasehold
    improvements, net                              20,368      25,117

 Demonstration inventories                          4,717       3,367

 Other assets                                       3,324       3,090
 ---------------------------------------------------------------------

 Total assets                                    $216,050    $222,309
 =====================================================================


 ---------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
 ---------------------------------------
      Notes payable                                $6,974      $4,289
      Accounts payable                             10,440       8,403
      Deferred product and service
       income                                       2,950       1,970
      Other current liabilities                    13,998      10,892
 ---------------------------------------------------------------------
 Total current liabilities                         34,362      25,554

 Other liabilities                                  7,380       7,805

 Stockholders' equity                             174,308     188,950
 ---------------------------------------------------------------------

 Total liabilities and stockholders'
  equity                                         $216,050    $222,309
 =====================================================================

 (a) The balance sheet as of December 31, 2005 has been derived from the audited financial statements as of that date.


                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)



----------------------------------------------------------------------
                                   Three Months        Year Ended
                                       Ended
                                 ----------------- -------------------
                                 Dec. 31, Dec. 31, Dec. 31,  Dec. 31,
(In thousands, except per share
 amounts)                         2006     2005      2006      2005
-------------------------------------------------- -------------------
Total net sales (a)              $24,703  $35,229  $119,633  $122,366
Cost of sales:
--------------------------------
   Cost of products sold          14,606   17,420    64,256    60,647
   Cost of services                1,991    2,743     9,353     9,672
-------------------------------------------------- -------------------
Total cost of sales               16,597   20,163    73,609    70,319
-------------------------------------------------- -------------------
Gross profit                       8,106   15,066    46,024    52,047
Operating expenses:
---------------------------------
   Research, development, and
    engineering                    6,557    6,671    26,206    26,963
   Amortization of intangible
    assets                             -        -         -        95
   Selling, general, and
    administrative                 9,675    6,861    34,189    29,864
-------------------------------------------------- -------------------
Operating income (loss)           (8,126)   1,534   (14,371)   (4,875)
Interest expense                     (98)     (73)     (237)     (380)
Interest and other income, net     1,820    1,306     6,594     4,733
-------------------------------------------------- -------------------
Income (loss) before tax and
 cumulative effect of change in
 accounting principle             (6,404)   2,767    (8,014)     (522)
Income taxes                         402      293       954       699
----------------------------------------------------------------------
Net income (loss) before
 cumulative effect of change in
 accounting principle             (6,806)   2,474    (8,968)   (1,221)
Cumulative effect of the
 adoption of FIN47 "Accounting
 for Conditional Asset
 Retirement Obligations"               -   (1,122)        -    (1,122)
----------------------------------------------------------------------
Net income (loss)                ($6,806)  $1,352   ($8,968)  ($2,343)
----------------------------------------------------------------------
Earnings per share - basic:
---------------------------------
   Net income (loss) before
    cumulative effect of change
    in accounting principle       ($0.29)   $0.10    ($0.38)   ($0.05)
   Cumulative effect of the
    adoption of FIN47
    "Accounting for Conditional
    Asset Retirement
    Obligations"                   $0.00    $0.04     $0.00    ($0.05)
   Net income (loss)              ($0.29)   $0.06    ($0.38)   ($0.10)
   Number of shares used in per
    share calculations - basic    23,213   23,905    23,764    23,964
Earnings per share - diluted:
---------------------------------
   Net income (loss) before
    cumulative effect of change
    in accounting principle       ($0.29)   $0.10    ($0.38)   ($0.05)
   Cumulative effect of the
    adoption of FIN47
    "Accounting for Conditional
    Asset Retirement
    Obligations"                   $0.00    $0.04     $0.00    ($0.05)
   Net income (loss)              ($0.29)   $0.06    ($0.38)   ($0.10)
   Number of shares used in per
    share calculations - diluted  23,213   24,323    23,764    23,964
----------------------------------------------------------------------

(a)Systems Sales                 $17,322  $28,205   $87,890   $93,233
  Parts Sales                      4,167    3,956    17,387    15,144
  Service Sales                    3,214    2,968    14,156    12,472
  License Sales                        -      100       200     1,517
----------------------------------------------------------------------
    Total Sales                  $24,703  $35,229  $119,633  $122,366
----------------------------------------------------------------------


    CONTACT: Ultratech, Inc.
             Bruce Wright, 408-321-8835
             Sr. Vice President, Finance/CFO
             or
             Laura Rebouche, 408-321-8835
             Vice President of Investor Relations and
             Corporate Communications
             UTEK-F